Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
New Century Transportation, Inc.:
We consent to the use of our report dated August 11, 2010 included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Philadelphia, Pennsylvania
October 27, 2010